SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2004

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-14354	35-1692825
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation or organization)	Number)	Number)

135 North Pennsylvania Street, Indianapolis, IN	46204
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:(317) 269-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On October 25, 2004, First Indiana Corporation announced the sale of substantially all the assets of Somerset Financial Services, LLC, to Somerset CPAs, P.C. Somerset CPAs, P.C. pursuant to an Asset Management Agreement entered into on that date. The Asset Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Somerset Financial Services, LLC, is a subsidiary of First Indiana Corporation and represents a majority of the operations of The Somerset Group, Inc., which was acquired by First Indiana Corporation in September, 2000. Somerset CPAs was recently formed by a management group from Somerset Financial led by Patrick J. Early, who had been the president of that subsidiary. First Indiana Corporation received approximately $11.4 million from the transaction, which includes approximately $5.4 million of existing cash at Somerset Financial. Somerset CPAs has assumed substantially all the liabilities of Somerset Financial. First Indiana Corporation was advised with respect to the transaction by RBC Capital Markets. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

        (c) Exhibits.

10.1	Asset Purchase Agreement dated October 25, 2004.
99.1	Press Release dated October 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Indiana Corporation

Date: October 25, 2004	By:	/s/ William J. Brunner William J. Brunner Chief Financial Officer